EXHIBIT 32
CERTIFICATIONS FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002
I, Richard P. Nespola, Chairman and Chief Executive Officer of The Management Network Group, Inc. (the “Company”), certify that:
1. The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 28, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2008
	By:	/s/ Richard P. Nespola Chairman and Chief Executive Officer
I, Donald E. Klumb, Chief Financial Officer and Treasurer of The Management Network Group, Inc. (the “Company”), certify that:
1. The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 28, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2008
	By:	/s/ Donald E. Klumb Chief Financial Officer and Treasurer